                                                                   EX-99.(g)(2)

                                   Exhibit A

                             DELEGATION AGREEMENT
                            WELLS FARGO FUNDS TRUST

                     Portfolios of Wells Fargo Funds Trust
                               Asia Pacific Fund
                               Common Stock Fund
                          Emerging Markets Focus Fund
                            International Core Fund
                           International Equity Fund
                           International Value Fund
                           Mid Cap Disciplined Fund
                               Opportunity Fund
                                 Overseas Fund
                          Small Cap Disciplined Fund
                             Small Cap Value Fund
                           Small/Mid Cap Value Fund
                       Specialized Health Sciences Fund
                          Specialized Technology Fund
                        Strategic Small Cap Value Fund

Most recent annual approval by the Board of Trustees: March 30, 2007 Exhibit A amended: March 30, 2007